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                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT ("Agreement") is made as of the 17th day of December, 1999 by and between insci-statements.com, Corp., a Delaware corporation (the "Company"), and the Investor set forth on the signature page affixed hereto (the "Investor").


                                    RECITALS

         A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended;

         B. The Investor wishes to purchase, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, such number of shares of the common stock of the Company, $0.01 par value per share (the "Common Stock") and that number of warrants to purchase Common Stock in the form attached hereto as EXHIBIT A (the "Warrants"), for an aggregate purchase price of $2,400,000.12 as are set forth on the signature page attached hereto and executed by the Investor; and

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws;

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

            1.1 "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

            1.2 "Agreements" means this Agreement the Registration Rights Agreement and the Warrants.

            1.3 "Closing" means the consummation of the transactions contemplated by this Agreement, and "Closing Date" means the date of such Closing.

            1.4 "Control" means the possession , direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            1.5 "Market Price" means the average of the lowest ten consecutive closing bid prices of the Company's Common Stock over the fifty (50) trading days immediately preceding the applicable date.

            1.6 "Material Adverse Effect" means an effect which, either alone or in conjunction with other effects, constitutes a material adverse effect on the
(i) condition (financial or otherwise), business, assets, or results of operations of the Company and its subsidiaries, taken as a whole; (ii) ability of the Company to perform any of its material obligations under the terms of this Agreement; or (iii) rights and remedies of an Investor under the terms of this Agreement.

            1.7 "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

            1.8 "SEC Filings" has the meaning set forth in Section 4.6.

            1.9 "Securities" means the Shares, the Warrants and the Warrant Shares (defined below).

            1.10 "Shares" means the shares of Common Stock being purchased by the Investor hereunder.

            1.11 "Warrant Shares" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

            1.12 "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            1.13 "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase and the Company hereby agrees to sell and issue to the Investor, the number of Shares and Warrants to purchase the number of shares of Common Stock set forth on the Investor's signature page attached hereto. The number of Shares to be purchased by the Investor shall be determined by dividing the Investor's aggregate purchase price (as such aggregate purchase price is set forth on the Investor's signature page attached hereto), by an amount equal to 80% of the Market Price on the date hereof (the "Purchase Price"). The number of shares of Common Stock purchasable by the Investor pursuant to the Warrants shall be equal to 35% of the number of Shares purchased by the Investor, and the exercise price of the Warrants will be 115% of the Market Price.

         3. Closing. On the date of this Agreement, the Purchase Price shall be determined. The Company shall promptly deliver to the Investor's counsel, in trust, a certificate or certificates, registered in such name or names as the Investor may designate, representing all of the Shares and all of the Warrants, with instructions that such certificates are to be held for release to the Investor only upon payment of the Purchase Price to the Company. Upon receipt by counsel to the Investor of the certificates, the Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in amounts representing the Investor's aggregate Purchase Price. On the date the Company receives such funds, the certificates evidencing the Shares and the Warrants shall be released to the Investor (and such date shall be deemed the "Closing Date").

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

            4.1 Organization, Good Standing and Qualification. The Company and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its organization and has all requisite power and authority to carry on its business and own its properties as now conducted and owned. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify or be licensed would not have a Material Adverse Effect.

            4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

            4.3 Capitalization. Set forth on Schedule 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights. Except as set forth on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind. Except as set forth on Schedule 4.3, the Company does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities held by them. Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person, except that the Company has completed the acquisition of all of the shares of a company known as Internet Broadcasting Company, Inc. ("IBC") and has issued shares of stock pursuant to the terms of the IBC transaction which have registration rights in accordance with the terms of the IBC agreements.

            4.4 Valid Issuance. The Company has reserved a sufficient number of shares of Common Stock for issuance pursuant to this Agreement and upon exercise of the Warrants. The Company will take such steps as may be necessary to reserve sufficient shares for issuance pursuant to Section 7 below when such issuance is determinable. The Shares and Warrants are duly authorized, and such Securities, along with the Warrant Shares when issued in accordance herewith and with the terms of the Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

            4.5 Consents. The execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the requirements of the Nasdaq Stock Market, which the Company undertakes to file within the applicable time periods.

            4.6 Delivery of SEC Filings; Business. The Company has provided the Investor with copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the Annual Report on Form 10-KSB (collectively, the "SEC Filings"). The Company and its subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company and its subsidiaries as presently conducted. The Company has provided the Investor with a copy of the report issued by Dominick & Dominick, as well as the Private Placement Memorandum in connection with this transaction.

            4.7 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes.

            4.8 No Material Adverse Change. Since the filing of the Company's most recent Annual Report on Form 10-KSB or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act, there has not been:

                (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-QSB, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

                (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company except quarterly dividends paid on Preferred Stock of the Company as described generally in the Company's Form 10-KSB;

                (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or any of its subsidiaries;

                (iv) any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it;

                (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                (vi) any material change or amendment to a material contract or arrangement by which the Company or any of their subsidiaries or any of its assets or properties is bound or subject;

                (vii) any labor difficulties or labor union organizing activities with respect to employees of the Company or any of its subsidiaries;

                (viii) any transaction entered into by the Company or any of its subsidiaries other than in the ordinary course of business; or

                (ix) any other event or condition of any character that might have a Material Adverse Effect.

            4.9 SEC Filings; Material Contracts.

                (a) As of its filing date, each report filed by the Company with the SEC pursuant to the 1934 Act, complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                (b) Each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                (c) Except as set forth on Schedule 4.3 hereto, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

            4.10 Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act.

            4.11 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, orconstitute a default under (i) the Company's Certificate of Incorporation as in effect on the date hereof ("Articles") or Bylaws as in effect on the date hereof, or (ii) except where it would not have a Material Adverse Effect, (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (b) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

            4.12 Tax Matters. The Company and its subsidiaries have correctly and timely prepared and filed all tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes owed by them. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments of the Company or any subsidiary nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company or any subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party. There are no tax liens or claims pending or threatened against the Company or any subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any subsidiary and any other corporation or entity. The Company has the right, at its discretion, to file for an extension of time to file any tax returns required to be filed by the Company.

            4.13 Title to Properties. Except as disclosed in the SEC Filings, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

            4.14 Certificates, Authorities and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            4.15 No Labor Disputes. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent.

            4.16 Intellectual Property. The Company and its subsidiaries own or possess adequate trademarks and trade names and have all other rights to inventions, know-how, patents, copyrights, trademarks, trade names, confidential information and other intellectual property (collectively, "Intellectual Property Rights"), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims (except the security interest of Silicon Valley Bank granted by the Company in connection with the working capital credit line extended to the Company by Silicon Valley Bank), necessary to conduct the business now operated by them, or presently employed by them, and presently contemplated to be operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. Schedule 4.16 sets forth a list by serial number and title of the patents and/or patent applications owned or possessed by the Company or any of its subsidiaries. No proprietary technology of any Person was used in the design or development by the Company of (or otherwise with respect to) any of the Intellectual Property Rights, which technology was not properly acquired by the Company from such Person.

            4.17 Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

            4.18 Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

            4.19 Financial Statements. The financial statements included in each SEC Filing present fairly and accurately the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth on Schedule 4.19 or in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

            4.20 Insurance Coverage. The Company and its subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted, and properties owned or leased, by the Company and its subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

            4.21 Compliance with Nasdaq Continued Listing Requirements. The shares of Common Stock are duly listed for trading on the Nasdaq SmallCap Market. The Company is in compliance with all applicable Nasdaq SmallCap Market continued listing requirements. There are no proceedings pending or to the Company's knowledge threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq SmallCap Market.

            4.22 Acknowledgment of Dilution. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially. The Company's executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect.

            4.23 Brokers and Finders. The Investor shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement.

            4.24 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

            4.25 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby, or would require registration of the Securities under the 1933 Act, or would require a Shareholder vote under applicable Nasdaq rules.

            4.26 Disclosures. No representation or warranty made under any Section hereof and no information furnished by the Company pursuant hereto, or in any other document, certificate or statement furnished by the Company to the Investor or any authorized representative of the Investor, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

         5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

            5.1 Organization and Existence. The Investor is a validly existing corporation or limited liability company and has all requisite corporate or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

            5.2 Authorization. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms.

            5.3 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

            5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

            5.5 Disclosure of Information. The Investor has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement or made pursuant to this Agreement. The Investor acknowledges receipt of the Company's Private Placement Memorandum dated December 1999.

            5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

            5.7 Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement, or until resale under Rule 144(k) is available, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

            "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to these securities, or (ii) pursuant to a specific exemption from registration under the Act but only upon a holder hereof first having obtained the written opinion of counsel to the Corporation, or other counsel reasonably acceptable to the Corporation, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "blue sky" or similar securities laws, or (iii) pursuant to Rule 144, provided the Investor shall provide reasonable assurances that such Rule is available."

            If required by the authorities of any state in connection with the issuance of sale of the Securities, the certificates shall bear the legend required by such state authority.

            Upon registration for resale pursuant to the Registration Rights Agreement, or upon Rule 144(k) becoming available, the Company shall promptly cause certificates evidencing the Shares previously issued hereunder to be replaced with certificates which do not bear such restrictive legends.

            5.8 Accredited Investor. The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

            5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

            5.10 Brokers and Finders. The Investor represents and warrants to the Company that it has made no commitment for payment of any commissions or finders' fees to any third party in connection with the transactions contemplated by this Agreement.


         6. Registration Rights Agreement. The parties acknowledge and agree that part of the inducement for the Investor to enter into this Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

         7. Covenants and Agreements of the Company.

            7.1 Subsequent Sale at Lower Price.

                (a) Required Adjustments. Subject to the exclusions contained in
Section 7.1(e) below, if during the period ending on the later of thirty (30) months following the effective date of the Registration Statement referred to in
Section 7.2 below and thirty three (33) months following the date of this agreement (the "MFN Period"), the Company issues or sells any shares of its Common Stock at a Per Share Selling Price (as defined below) lower than the Purchase Price per share set forth in Section 2 hereof, the Purchase Price per share of the Shares sold to the Investor hereunder shall be adjusted downward to equal such lower Per Share Selling Price and Investor shall be entitled to receive the additional shares as provided by Section 7.1(c); provided, however, that in the event the Investor then owns less than 51% of the Shares acquired by it hereunder, the Investor shall be entitled to additional shares only with respect to the number of Shares then owned by the Investor as provided in
Section 7.1(c). The Company shall give to the Investor written notice of any such sale within 24 hours of the closing of any such issuance or sale. For so long as the Investor owns 51% or more of the Shares originally acquired by the Investor hereunder, the Investor shall be entitled to the full benefit of the Purchase Price adjustment required by this Section 7.1.

                (b) Definitions.

                    (i) For the purposes of this Section 7.1, the term "Per Share Selling Price" as used in this Section 7.1 shall include the amount actually paid by third parties for each share of Common Stock. In the event a fee in excess of 6% is paid by the Company in connection with such transaction, any such excess amount shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale in a capital raising transaction of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the excess fee amount as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, each within the MFN Period plus eighteen (18) months. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Investor.

                    (ii) The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act.

                    (iii) The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any equity securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to the investor (the "New Investor") the right to receive additional shares based upon future equity raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

                    (iv) The term "MFN Period" shall have the meaning set forth in Section 7.1(a), above.

                (c) Adjustment Mechanism. If an adjustment of the Purchase Price is required pursuant to Section 7.1(a), the Company shall deliver to the Investor within eight calendar days of the closing of the transaction giving rise to the adjustment ("Delivery Date") the Investor's pro-rata share of (A) such number of additional shares of Common Stock equal to (i) the aggregate Purchase Price paid by the Investor divided by the adjusted per share purchase price as required under Section 7.1(a), minus (ii) the total number of shares of Common Stock previously delivered to that Investor hereunder and (B) additional Warrants to purchase shares of Common Stock equal to 35% of the number of shares of Common Stock to which the Investor is entitled by reason of the adjustment of the Purchase Price; provided however, that the Company shall effect such adjustment in cash, in whole or in part, to the extent required by Section 7.1(d). In the event the Company fails to deliver the additional shares (or cash, as the case may be) by the Delivery Date, the Company shall be liable to the Investor for a penalty equal to 2% of the aggregate Purchase Price adjustment per month (in each instance to the Investor pro rata in accordance with its participation in this offering), payable in Common Stock or cash, at the Investor's election. The additional shares referred to herein shall be considered "Shares" for purposes of this Agreement.

                (d) Limitation on Number of Shares.

                    (i) If by way of any adjustment required by this Section 7.1, thewould receive a number of shares of Common Stock such that the total number of such shares held by the Investor as of the date of such adjustment would be greater than 9.90% but less than 13.0% of the total outstanding Common Stock of the Company, then the Company shall not effect the adjustment required by this Section to the extent necessary to avoid causing the aforesaid limitation to be exceeded until 120 days following the date such adjustment would have otherwise been made.

                    (ii) If by way of any adjustment required by this Section 7.1, the Investor would receive a number of shares of Common Stock such that the total number of such shares held by the Investor as of the date of such adjustment would equal or exceed 13.0% of the total outstanding Common Stock of the Company, then the Company shall not effect the adjustment required by this Section to the extent necessary to avoid causing the aforesaid limitation to be exceeded until 180 days following the date such adjustment would have otherwise been made.

                    (iii) In no event shall the Company issue to the Investor additional shares pursuant to an adjustment required by this Section 7.1 such that the total number of shares issued to the Investor (when added to the Warrant Shares) would exceed 19.9% of the Company's issued and outstanding shares of Common Stock on the date hereof. Instead, the Company shall redeem such excess shares at 110% of the Per Share Purchase Price, as adjusted. Only shares acquired pursuant to this Agreement will be included in determining whether the limitations would be exceeded for purposes of this Section 7.1(d)(iii).

                    (iv) In no event will the Company be required to issue shares in violation of applicable Securities and Exchange Commission and Nasdaq rules and regulations requiring shareholder approval. Instead, the provisions of the foregoing Section 7.1(d)(iii) shall apply.

                (e) Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section 7.1 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                (f) Exclusions. Section 7.1(a) shall not apply to:

                    (i) sales of shares of Common Stock by the Company pursuant to the provisions of any shareholder-approved option or similar plan heretofore or hereafter adopted by the Company; or

                    (ii) sales of up to $1,000,000 of shares of Common Stock by the Company upon the exercise of options or warrants issued subsequent to the date hereof in payment for professional services rendered to the Company; or

                    (iii) except as limited in (iv) below, sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof

                    (iv) with respect to options of directors and other affiliates of the Company which are currently outstanding and priced at $3.80 per share or below, the exclusion shall relate only to the first 1,000,000 of such options exercised after the date hereof and with respect to any such options in excess of 1,000,000, Section 7.1(a) shall apply and the purchase price shall be adjusted by a fraction, the numerator of which is the then outstanding shares of Common Stock times the then per share Market Price of the Common Stock plus the number of all such options exercised times the exercise price of such options and the denominator being the number of shares of Common Stock then outstanding plus the number of all such options exercised times the then per share Market Price of the Common Stock; provided, however, that if there has been an agreement executed by the Company and a third party for the acquisition of the Company by that third party, and the Market Price of the Common Stock is greater than 130% of the per share Purchase Price paid by the Investor hereunder, and the Shares are then the subject of an effective registration statement, then there shall be no such limitations on the exercise of such options and the provisions of Section 7.1(a) shall not apply to such exercises.

            7.2 Limitation on Transactions.

                (a) Until the date of effectiveness of the Registration Statement covering the Shares as contemplated by the Registration Rights Agreement, without the prior written consent of the Investor (which consent may be withheld in the Investor's discretion), the Company shall not issue or sell or agree to issue or sell for cash in a non-public offering any equity securities in a capital raising transaction.

                (b) Until the expiration of the MFN Period, without the prior written consent of the Investor (which consent may be withheld in the Investor's discretion), the Company shall not (i) issue or sell or agree to issue or sell for cash in a non-public offering any securities in a MFN Transaction; or (ii) issue or sell, or agree to issue or sell, for cash in a non-public offering any securities in a Variable Rate Transaction, provided, however, that the foregoing limitation on Variable Rate Transactions shall not apply to any such securities with an aggregate face value outstanding at any time equal to or less than seven percent (7%) of the Company's primary market capitalization.

                (c) Subject to any consent or approval rights of the Investor hereunder, in the event the Company contemplates a non-public offering of its equity or debt securities within six months of the date hereof, the Company agrees that, upon the request of the Investor, the Company shall first disclose the terms and conditions and other relevant facts of such proposed transaction to Nasdaq and obtain from Nasdaq its assurance that such transaction will not be integrated with the offering which is the subject of this Agreement for purposes of the Nasdaq rules requiring shareholder approval of the issuance of 20% or more of an issuer's outstanding common stock. In the event the Company fails to seek or obtain such assurances, then, at the election of the Investor, the Company shall redeem the Common Stock purchased by the Investor at 120% of the original per share Purchase Price paid by the Investor for all Common Stock then held by such the Investor.

            7.3 Right of the Investor to Participate in Future Transactions. Until the expiration of the MFN Period, the Investor will have a right to participate in future non-public capital raising transaction on the terms and conditions set forth in this Section 7.3. During such period, the Company shall give ten (10) business days advance written notice to the Investor prior to any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for such securities by providing to the Investor a comprehensive term sheet containing all significant business terms of such a proposed transaction. The Investor shall have the right (pro rata in accordance with the Investor's participation in this offering, or together with other investors selected by the Investor and reasonably acceptable to the Company) to purchase all (but not less than all) of such securities which are the subject of such a proposed transaction for the same consideration and on the same terms and conditions as contemplated for such third-party sale. The Investor's rights hereunder must be exercised in writing by the Investor within five (5) business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to the Investor hereunder but prior to the Investor exercising its right to participate (or the expiration of the seven-day period without response from the Investor), the terms and conditions of the proposed third-party sale are changed from that disclosed in the comprehensive term sheet provided to the Investor, the Company shall be required to provide a new notice to the Investor hereunder and the Investor shall have the right, which must be exercised within five (5) business days of such new notice, to exercise its rights to purchase the securities on such changed terms and conditions as provided hereunder. In the event the Investor does not exercise its rights hereunder, or affirmatively decline to engage in the proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Investor (assuming the Investor has consented to the transaction, if required, pursuant to Section 7.2 of this Agreement). The rights and obligations of this Section 7.3 shall in no way diminish the other rights of the Investor pursuant to this Section 7.

            7.4 Opinion of Counsel. On or prior to the Closing Date, the Company will deliver to the Investor the opinion of legal counsel to the Company, in form and substance reasonably acceptable to the Investor, addressing those legal matters set forth in Schedule 7.4 hereto.

            7.5 Reservation of Common Stock Pursuant to Section 7.1 and Exercise of Warrants. The Company hereby agrees, at all times with respect to shares issuable upon exercise of the Warrants, and at all appropriate times with respect to shares issuable pursuant to Section 7.1, to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the additional issuance(s) of Common Stock pursuant to Section 7.1 and exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the issuance, if any, required pursuant to Section 7.1 plus the number of shares of Common Stock as shall be necessary to permit the exercise of the Warrants in accordance with the terms of the Warrants.

            7.6 Reports. The Company will furnish to the Investor the following reports, each of which shall be provided to the Investor by air mail:

                (a) Quarterly Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Company's quarterly report on Form 10-Q or 10-QSB or, in the absence of such report, consolidated balance sheets of the Company and its subsidiaries as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

                (b) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company's Form 10-K or, in the absence of a Form 10-K or Form 10-KSB, consolidated balance sheets of the Company and its subsidiaries as at the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Investor.

                (c) Securities Filings. As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company or any subsidiary shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any subsidiary furnishes or files, or any officer or director of the Company or any of its subsidiaries (in such person's capacity as such) furnishes or files with the SEC.

                (d) Other Information. Such other information relating to the Company or its subsidiaries as from time to time may reasonably be requested by the Investor provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Investor would not be harmful to the Company.

            7.7 Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Investor for comment at least two (2) business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange. The Company shall issue a press release concerning the fact and material terms of this Agreement within one business day of the Closing.

            7.8 No Conflicting Agreements. The Company will not, and will not permit its subsidiaries to, take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investor under the Agreements.

            7.9 Insurance. For so long as the Investor beneficially owns any of the Securities, the Company shall, and shall cause each subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the subsidiaries to insure.

            7.10 Compliance with Laws. For so long as the Investor beneficially owns any of the Securities, the Company will use reasonable efforts, and will cause each of its subsidiaries to use reasonable efforts, to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

            7.11 Listing of Underlying Shares and Related Matters. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action to cause the Shares and the Warrant Shares to be listed on the Nasdaq SmallCap Market as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Common Stock underlying the Warrants, and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will take all action necessary to continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable, to ensure the continued eligibility for trading of the Shares and the Warrant Shares thereon.

            In the event it is determined that the issuance of the Shares would or does constitute an issuance which, pursuant to the rules or regulations of the Nasdaq SmallCap Market (or any other national securities exchange upon which the Common Stock is or becomes traded), renders the Shares ineligible for inclusion on the Nasdaq (or any other national securities exchange upon which the Common Stock is then traded), then the Company shall promptly redeem such number of Shares held by the Investor (pro rata in accordance with its participation in this offering) which are so ineligible at a per share redemption price equal to 110% of the per share Purchase Price for those Shares as set forth in Section 2 hereof. It is understood and agreed that any redemption by the Company will be subject to the requirements of Delaware law.

            7.12 Corporate Existence. So long as the Investor beneficially own any of the Shares or Warrants, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (a) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the exercise in full of all Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon exercise of the Warrants are (or would be upon issuance thereof) listed for trading on the Nasdaq SmallCap Market, New York Stock Exchange or American Stock Exchange or, if it is not such a public company, then the Company shall redeem any of the Shares and Warrant Shares then held by the Investor, at the election of the Investor, at a per share redemption price equal to 120% of the original per share Purchase Price.

            7.13 Remedies. The Investor shall be entitled to a decree of specific performance to enforce its rights hereunder. The Company shall indemnify and hold harmless the Investor from and against any loss, liability, costs, expenses or fees (including reasonable attorneys fees) arising out of (i) the entry into and performance of the Agreements by the Investor, (ii) any breach by the Company of any representation, warranty, covenant or agreement in any of the Agreements, and/or (iii) the enforcement of this Section

         8. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three years from the date of this Agreement; provided, however, that the provisions contained in Section 7 hereof shall survive in accordance therewith.

         9. Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law. The Company and the Investor hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the Company and the Investor consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

         10. Miscellaneous.

            10.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate, or to a third party acquiring some portion or all of its Shares in a private transaction and without the prior written consent of the Investor, but after notice duly given and in compliance with this Agreement, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company that results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            10.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            10.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, upon receipt of the correct answer back, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                If to the Company:

                insci-statements.com, Corp.
                Two Westborough Business Park
                Westborough, MA 01581
                Attn: Roger Kuhn, Chief Financial Officer
                508/870-4000
                Facsimile: 508/870-5585

                If to the Investor, to the address set forth on the signature page hereto.

            10.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay to Tail Wind, Inc. the sum of .75% of the gross proceeds of this offering by the Company as and for legal and due diligence expenses in connection herewith and such amount shall be paid at Closing from gross proceeds of the offering.

            10.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

            10.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            10.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

            10.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:                        insci-statements.com, Corp.


                                    By:_________________________
                                             Name:
                                             Title:

The Investor:                       The Tail Wind Fund, Ltd.

                                    By:_________________________
                                          Name:
                                          Title:

                                    By:_________________________
                                          Name:
                                          Title:

Aggregate Purchase Price:  $2,400,000.12
Number of Shares of Common Stock:  802,676
Number of Warrants:  280,936
Effective per share Purchase Price of Shares:  $2.99
Exercise price of Warrants:  $4.30
Address for Notice:

                                    The Tail Wind Fund Ltd.
                                    MeesPierson (Bahamas) Ltd.
                                    Attn:  Jason McCarroll
                                    Windermere House, 404 East Bay Street
                                    P.O. Box SS 5539, Nassau, Bahamas
                                    Tel:  242/393-8777   Fax:  242/393-9021

                                    with a copy to:

                                    David Crook Esq.
                                    The Tail Wind Fund Ltd.
                                    c/o EASI
                                    4th Floor, No. 1 Regent Street
                                    London, SW1Y 4NS UK
                                    Tel:  44-171-468-7660  Fax:  44-171-468-7657

                                    Bryan Cave LLP
                                    700 Thirteenth Street, N.W.
                                    Washington, D.C. 20005
                                    Attn: LaDawn Naegle
                                    Tel: 202/508-6046 Fax: 202/508-6200

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of this 17th day of December, 1999 by and between insci-statements.com, Corp., a Delaware corporation (the "Company"), and the "Investors" named in that Purchase Agreement of even date herewith by and between the Company and the Investors (the "Purchase Agreement").

         The parties hereby agree as follows:

         1. Certain Definitions.

            As used in this Agreement, the following terms shall have the following meanings:

            "Additional Registrable Securities" shall mean the shares of Common Stock, if any, issued to the Investors pursuant to Section 7.1 of the Purchase Agreement and, the shares of Common Stock ("Warrant Shares") issuable pursuant to the additional Warrants, if any, issued to the Investors pursuant to Section
7.1 of the Purchase Agreement.

            "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

            "Investors" shall mean the purchasers identified in the Purchase Agreement and any affiliate or permitted transferee of any Investor who is a subsequent holder of any Warrants, Registrable Securities or Additional Registrable Securities.

            "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Additional Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            "Register," "registered" and "registration" refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

            "Registrable Securities" shall mean the shares of Common Stock and other securities issued and issuable to the Investors pursuant to the Purchase Agreement (other than Warrant Shares and additional shares of Common Stock issuable pursuant to Section 7.1 of the Purchase Agreement) and issuable upon the exercise of the Warrants, and any other securities issued or issuable with respect to or in exchange for Registrable Securities.

            "Registration Statement" shall mean any registration statement filed under the 1933 Act of the Company that covers the resale of any of the Registrable Securities or Additional Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

            "SEC" means the U.S. Securities and Exchange Commission.

            "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Warrants" mean the warrants to purchase shares of Common Stock issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit A.

         2. Registration.

                (a) Registration Statements.

                (i) Registrable Securities. Promptly following the closing of the purchase and sale of Common Stock and Warrants contemplated by the Purchase Agreement (the "Closing Date") (but no later than thirty (30) days after the Closing Date), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Investors' consent, which shall not be unreasonably withheld) covering the resale of the Registrable Securities in an amount equal to the number of shares of Common Stock issued to the Investors on the Closing Date plus the number of shares of Common Stock necessary to permit the exercise in full of the Warrants. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. No securities other than the Registrable Securities shall be included in the Registration Statement without the consent of each Investor, which with respect to securities subject to currently outstanding piggyback registration rights, shall not be unreasonably withheld. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with
Section 3(c) to the Investors and their counsel prior to its filing or other submission.

                (ii) Additional Registrable Securities. Upon the written demand of any Investor and following the issuance of any additional shares of Common Stock to such Investor pursuant to Section 7.1, of the Purchase Agreement, the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Registrable Securities, subject to the Investor's consent, which shall not be unreasonably withheld) covering the resale of the Additional Registrable Securities in an amount equal to the number of shares of Common Stock issued to such Investor. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Registrable Securities. No securities other than the Registrable Securities and the Additional Registrable Securities shall be included in the Registration Statement without the consent of the Investor, which with respect to securities subject to currently outstanding piggyback registration rights, shall not be unreasonably withheld. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with
Section 3(c) to the Investor and its counsel prior to its filing or other submission.

                (b) Expenses. The Company will pay all expenses associated with each registration, including the Investors' reasonable expenses in connection with the registration but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

                (c) Effectiveness.

                (i) The Company shall use its best efforts to have each Registration Statement declared effective as soon as practicable. If (A) the Registration Statement covering Registrable Securities is not declared effective by the SEC within three (3) months following the Closing Date, or the Registration Statement covering Additional Registrable Securities is not declared effective by the SEC within three (3) months following the demand of an Investor relating to the Additional Registrable Securities covered thereby, or with respect to either a Registration Statement which is subject to full review (other than an exclusively "plain English review," for which an additional fifteen (15) days shall be given) by the SEC staff, within four (4) months following the Closing Date or demand, as the case may be (each, a "Registration Date"), (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement) but except as excused pursuant to subparagraph (ii) below, or (C) the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on the Nasdaq National Market System, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange, then the Company will make pro-rata payments to each Investor, in an amount equal to 2% of the aggregate amount paid by such Investor on the Closing Date to the Company for shares of Common Stock still held by such Investor for any month or pro rata for any portion thereof following the Registration Date during which any of the events described in (A) or (B) or (C) above occurs and is continuing (the "Blackout Period"), provided, however, that in the case of the events described in (A) or (B) above with respect only to the Additional Registrable Securities, such penalty shall equal 2% of the aggregate market value of such Additional Registrable Securities for the duration of the Blackout Period. Each such payment shall be due and payable within five (5) days of the end of each month (or ending portion thereof) of the Blackout Period. In the event the Company fails to make a payment required hereunder within thirty (30) days of its due date, the rate of such penalty shall be increased to 3% for the remainder of the Blackout Period. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors' exclusive remedy for such events. The Blackout Period shall terminate upon (x) the effectiveness of the applicable Registration Statement in the case of (A) and (B) above; (y) listing or inclusion of the Common Stock on the Nasdaq National Market System, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange in the case of (C) above; and (z) in the case of the events described in (A) or (B) above, the earlier termination of the Registration Period (as defined in Section 3(a) below). The amounts payable pursuant to this paragraph shall be payable, at the option of the Investors, in lawful money of the United States or in shares of Common Stock at the Market Price (as defined in the Purchase Agreement), and amounts payable shall be paid monthly on the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Amounts payable hereunder shall cease when an Investor no longer holds Warrants or Registrable Securities, or Additional Registrable Securities, as applicable.

                (ii) For not more than ten (10) consecutive trading days or for a total of not more than twenty (20) trading days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by terminating or suspending effectiveness of any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and
(b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. The duration of the Restricted Period provided for in the Purchase Agreement will be extended by the number of days of any and all Allowed Delays.

                (d) Underwritten Offering. If any offering by the Investors pursuant to a Registration Statement pursuant to Section 2(a) hereof involves a firm commitment underwritten offering, the Company shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Investors.

         3. Company Obligations. The Company will use its best efforts to effect the registration of the Registrable Securities and Additional Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

                (a) use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, may be sold pursuant to Rule 144(k) (the "Registration Period");

                (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities and Additional Registrable Securities; provided that, at least five (5) business days prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Investors copies of all documents proposed to be filed, which documents will be subject to the comments of the Investors, which must be received within such five (5) business day period;

                (c) permit of counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

                (d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities and Additional Registrable Securities owned by such Investor;

                (e) in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

                (f) if required by the underwriter, or if any Investor is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement, on the date that Registrable Securities or Additional Registrable Securities, as applicable, are delivered to an underwriter, if any, for sale in connection with the Registration Statement and at periodic intervals thereafter from time to time on request, (i) an opinion, dated as of such date, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and the Investors and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and the Investors;

                (g) make effort to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

                (h) furnish to each Investor at least five copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules by courier pursuant to the notice requirements of Section 10.4 of the Purchase Agreement;

                (i) prior to any public offering of Registrable Securities or Additional Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities or Additional Registrable Securities, as applicable, for offer and sale under the securities or blue sky laws of the United States jurisdictions requested by the Investor and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Additional Registrable Securities covered by the Registration Statement;

                (j) cause all Registrable Securities or Additional Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

                (k) immediately notify the Investors, at any time when a Prospectus relating to the Registrable Securities or Additional Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Additional Registrable Securities, as applicable, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                (l) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities and Additional Registrable Securities, if applicable, hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act (for the purpose of this subsection 3(l), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

         4. Due Diligence Review. The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investors pursuant to the Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

            The Company shall not disclose nonpublic information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investors.

            Nothing herein shall require the Company to disclose nonpublic information to the Investors or their advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 4 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement and the Purchase Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investors the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investors prior to disclosure of such information. The Investors' advisors or representatives shall make complete disclosure to the Investors' independent counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investors as to the accuracy of the Registration Statement and related Prospectus. In the event after such consultation the Investors' independent counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (a) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investors, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or (b) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's independent counsel with an opinion stating that nothing has come to their attention that would lead them to believe that the Registration Statement or the related Prospectus, as of the date of such opinion, contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related Prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investors shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investors and the Company shall provide the Investors with a copy of such letter.

         5. Obligations of the Investors.

                (a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities or Additional Registrable Securities, as applicable, held by it and the intended method of disposition of the Registrable Securities or Additional Registrable Securities, as applicable, held by it, as shall be reasonably required to effect the registration of such Registrable Securities or Additional Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities or Additional Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least five (5) business days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities or Additional Registrable Securities included in the Registration Statement.

                (b) Each Investor, by its acceptance of the Registrable Securities and Additional Registrable Securities, if any, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities or Additional Registrable Securities, as applicable, from the Registration Statement, in which case the Investor shall be deemed to have waived its rights to have Registrable Securities or Additional Registrable Securities, as the case may be, registered under this Agreement, unless the Investor has good cause for such an election.

                (c) In the event the Company at an Investor's request, determines to engage the services of an underwriter, such Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities or Additional Registrable Securities, as applicable.

                (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event rendering a Registration Statement no longer effective, such Investor will immediately discontinue disposition of Registrable Securities or Additional Registrable Securities pursuant to the Registration Statement covering such Registrable Securities or Additional Registrable Securities, until the Investor's receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession of the prospectus covering the Registrable Securities or Additional Registrable Securities, as applicable, current at the time of receipt of such notice.

                (e) No Investor may participate in any third party underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities or Additional Registrable Securities, as applicable, on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to the terms of this Agreement.

         6.   Indemnification.

                (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law the Investors, each of their officers, directors, partners and employees and each person who controls the Investors (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by such Investors, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto had been made available to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities and Additional Registrable Securities.

                (b) Indemnification by Holder. In connection with any registration pursuant to the terms of this Agreement, each Investor will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities and Additional Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney's fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities or Additional Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

                (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities or Additional Registrable Securities giving rise to such contribution obligation.

         7.   Miscellaneous.

                (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each Investor.

                (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.4 of the Purchase Agreement.

                (c) Assignments and Transfers by Investors. This Agreement and all the rights and obligations of the Investors hereunder may not be assigned or transferred to any transferee or assignee except to an affiliate or transferee of an Investor who is a subsequent holder of any Warrants, Registrable Securities or Additional Registrable Securities.

                (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of each Investor, except that without the prior written consent of the Investors, but after notice duly given, the Company shall assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets.

                (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

                (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                (k) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Company:                        insci-statements.com, Corp.

                                    By:_________________________
                                             Name:
                                             Title:

The Investors:

                                    By:_________________________
                                             Name:
                                             Title:

                                    By:_________________________
                                             Name:
                                             Title:

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

         VOID AFTER 5:00 P.M. EASTERN TIME ON DECEMBER 17, 2004 ("EXPIRATION DATE").


                           INSCI-STATEMENTS.COM, CORP.

                      WARRANT TO PURCHASE 280,936 SHARES OF
            COMMON STOCK, PAR VALUE $0.01 PER SHARE ("COMMON STOCK")

         For VALUE RECEIVED, The Tail Wind Fund, Ltd. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from insci-statements.com, Corp., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date, at an exercise price per share equal to $4.30 (the exercise price in effect being herein called the "Warrant Price"), 280,936 shares ("Warrant Shares") of Common Stock. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

         Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

         Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from such registration; provivded, however, this Warrant may only be transferred to an affiliate of the Warrantholder. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

         Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds for the Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven (7) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         Each exercise hereof shall constitute the representation and warranty of the Warrantholder to the Company that the representations and warranties contained in Article 5 of the Purchase Agreement (as defined below) are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

         Section 4. Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered, sold or transferred except as provided in this agreement and in conformity with the Securities Act, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

         Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

         Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

         Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by the Warrant. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         Section 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

            (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

            (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

            (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as defined below), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock. "Market Price" shall have the meaning set forth in the Purchase Agreement. Such adjustment shall be made successively whenever such a payment date is fixed.

            (d) If the Company shall at any time or from time to time after the date of issuance hereof issue or sell in a financing transaction (which shall not include any sales or issuances of Common Stock after the date hereof pursuant to contractual obligations in effect on the date hereof), (A) any shares of Common Stock for a Per Share Selling Price (as defined in the Purchase Agreement) less than the Warrant Price (as defined above) on the date of such issuance or (B) any securities convertible into shares of Common Stock ("Convertible Securities") for which the Per Share Selling Price of the Common Stock is less than the Warrant Price on the date of such issuance, then the Warrant Price shall be reset (if it would result in a reduction of such price) to a price equal to 115% of such per share consideration, or conversion or exercise price. The number of Warrant Shares shall be proportionally increased. Such adjustments shall be made successively whenever required.

            (e) An adjustment shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

            (f) In the event that, as a result of an adjustment made pursuant to
Section 8(a), the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

         Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the fractional share shall be disregarded and the number of shares to be issued upon exercise shall be the number of whole shares only.

         Section 10. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         Section 11. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

         Section 12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is First Union National Bank, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

         Section 13. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  insci-statements.com, Corp.
                  Two Westborough Business Park
                  Westborough, MA  01581
                  Attn: Roger Kuhn
                  508/870-4000

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 13.

         Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier services by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 13. All such notices, requests, demands, directions and other communications shall, when sent by courier be effective two
(2) days after delivery to such courier as provided and addressed as aforesaid.

         Section 14. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement dated as of as of December __, 1999.

         Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

         Section 16. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware, without giving effect to its conflict of law priciples, and for all purposes shall be construed in accordance with the laws of said State.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed, as of the day and year first above written.

                                    insci-statements.com, Corp.

                                    By:___________________________
                                    Name:
                                    Title:

                           insci-statements.com, Corp.
                              WARRANT EXERCISE FORM

To:  insci-statements.com, Corp.

         This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           -------------------------------
                           Name
                           --------------------------------
                           Address
                           ================================
                           Federal Tax ID or Social Security No.

         and delivered by  certified mail to the above address, or
                           electronically (provide DWAC
                           Instructions:___________________), or
                           other (specify: __________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

         By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant, the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the undersigned.

Dated:___________________, ____

Note: The signature must                  Signature:
correspond with the name of                         ---------------------
the registered holder as
written on the first page of              -------------------------------
the Warrant in every                      Name (please print)
particular, without alteration
or enlargement or any change              ------------------------------
whatever, unless the Warrant
has been assigned.                        ------------------------------
                                          Address

                                          ------------------------------
                                          Federal Identification or
                                          Social Security No.

                                          Assignee:

                                          ------------------------------

                                          ------------------------------